Exhibit 10.1

A-Mark Precious Metals, Inc.

Non-Employee Director Compensation Policy

April 29, 2021

On April 20, 2021, the Compensation Committee of the Board of Directors (the “Board”) of A-Mark Precious Metals, Inc. (the “Company”) amended and restated this Compensation Policy for members of the Board who are not employed by the Company (each, a “Non-Employee Director”), subject to the approval of the Board, as follows:

Annual compensation to each Non-Employee Director (not including compensation for special assignments) shall be paid as follows:

(1)	Cash retainer -- $60,000 for directors other than the Board Chairman, $120,000 for the Chairman.

(2)	Fees for Board committee service
(i)	Cash retainer for service as Chairman of Audit Committee or Chairman of Compensation Committee -- $10,000
(ii)	Cash retainer for service as Chairman of Nominating and Governance Committee -- $5,000
(iii)	Cash retainer for service as member (other than Chairman) of Audit Committee or Compensation Committee -- $5,000

(3)	Annual equity award: An annual grant of Restricted Stock Units (“RSUs”) under the Company’s 2014 Stock Award and Incentive Plan, as amended (the “2014 Plan”), with terms as follows:
•	RSUs will be granted in a number having an aggregate value at the grant date equal to $60,000 for directors other than the Board Chairman and $120,000 for the Chairman.
•	Each RSU valued at 100% of the Fair Market Value of the Company’s Common Stock at that date, with the number of granted RSUs rounded to the nearest whole number.
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The grant date in fiscal 2021 will be April 29, 2021.  Thereafter, the grant date will be the day on which the Annual Meeting of Stockholders has adjourned, with the directors serving that day (following such adjournment) eligible for the grant of RSUs.

•	RSUs will be subject to forfeiture upon a Director’s termination of service during the vesting period. The vesting period will be one year from the date of grant, subject to accelerated vesting upon
•	Termination of service due to death or disability
•	Termination of service occurring at the Annual Meeting of Stockholders in the year following the year of grant if the Director is not elected to the Board for any reason
•	Termination of service at or following a Change in Control of the Company.
•	RSUs will be credited with dividend equivalents, accrued as cash amounts bearing no interest, payable at the time of settlement of the underlying RSUs
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Settlement of RSUs will occur promptly upon vesting, except that a Director may elect to defer settlement for a period of years or until termination of service (the timing of making a deferral election must comply with Code Section 409A), and with settlement accelerated upon a Change in Control.

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A Director subject to taxation under the laws of Canada will be granted an economically equivalent award, designated as an award of Deferred Stock Units, that will have vesting terms equivalent to those of RSUs but that will be settled only in connection with the Director’s retirement or termination from the Board or death.

No meeting fees will be paid. Service as a member of a committee other than the Audit Committee or Compensation Committee will not result in additional compensation.

Equity awards may be granted upon the initial election or appointment of a Non-Employee Director in the discretion of the Board or the Compensation Committee.

Non-Employee Directors (and other directors) will be entitled to reimbursement by the Company for reasonable travel to and from meetings of the Board of Directors and Board committees, and reasonable food and lodging expenses incurred in connection therewith.

For purposes of this policy, a “Non-Employee Director” is a person who is not, during all or a part of an annual period under this Policy, an employee of the Company or any subsidiary.

For purposes of this Policy, the annual period shall begin on the date of the Company’s Annual Meeting of Stockholders and extend until to the day preceding the next Annual Meeting of Stockholders.  Cash compensation amounts under the Policy are specified for service for the full year.  Accordingly, a Non-Employee Director who serves as such for less than the full year will be entitled to receive a pro-rated portion of the applicable payment. For purposes of this calculation, if an Annual Meeting date has not been set, the next annual meeting will be assumed to occur on the anniversary of the date on which the annual period began.

The Board of Directors and the Compensation Committee retains authority to pay compensation in place of or in addition to compensation items authorized under this Policy, which may include compensation for special assignments, and to amend, suspend or terminate this Policy at any time.

Approved by the Board of Directors – April 29, 2021

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